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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Kraft Foods Inc. (the "Company") on Form S-8 (File No. 333-71266) and in the Company's Registration Statement on Form S-3 (File No. 333-67770), of our report dated January 28, 2002 relating to the consolidated financial statements of the Company, which appears in this Current Report on Form 8-K dated January 30, 2002.




/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
January 30, 2002